SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 12, 2004

                         Commission File Number: 0-29019

                     Interactive Marketing Technology, Inc.
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             (Exact name of registrant as specified in its charter)

Nevada                                                                22-3617931
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

12400 Ventura Blvd., # 645, Studio City, California                       91604
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(Address of principal executive offices)                             (Zip Code)

                                 (818) 618-3038
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              (Registrant's Telephone Number, Including Area Code)







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ITEM 3.03 UNREGISTERED SALE OF EQUITY SECURITIES

On November 12, 2004, Interactive Marketing Technology, Inc., (the "Registrant") issued 1,350,000 shares of its common stock to Sandy Lang, an affiliate of the Registrant and 650,000 shares of its common stock to Martin Goldrod, the officer and director of the Registrant, as payment in full for accrued salaries in the amount of $182,141.69, accrued travel and entertainment expenses in the amount of $84,000.00, shareholders advances to the Registrant in the amount of $26,902.00, and a note payable to shareholder in the amount of $124,689.00. The shares were issued in a transaction which the Registrant believes satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. The Registrant believes that Messrs. Lang and Goldrod have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment. In addition, Messrs. Lang and Goldrod had sufficient access to material information about the Registrant because they are the Registrant's former and current officers and directors, respectively.









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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Interactive Marketing Technology, Inc.
                                     a Nevada corporation


November 18, 2004               By:  /s/ Martin Goldrod
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                                     Martin Goldrod, Chief Executive Officer